SECURITY AGREEMENT
                               ------------------

     This Security Agreement ("Agreement") is made and entered into effective as of October 11, 2004 (the "Effective Date") by and between American Residential Funding, Inc., a Nevada corporation (the "Company"), on the one hand, and Amres Holding, LLC, a Nevada limited liability company (the "Holder"), on the other hand. The Company and the Holder shall each be referred to as a "Party" and collectively as the "Parties."

     A. Holder is making a loan to Company in the sum of One Hundred Twenty Five Thousand Dollars ($125,000.00) pursuant to that certain Convertible Secured Promissory Note, dated as of even date herewith (the "Note").

     B. Pursuant to the terms of the Note, the obligations of the Company to the Holder under the Note are to be secured by a security interest in all of the assets of Company.

     C. Accordingly, Company has agreed to execute and deliver to Holder this Security Agreement granting to Holder a security interest in the Collateral (as hereinafter defined) as security for the repayment of the Note due to the Holder.

     NOW THEREFORE, in consideration of the foregoing, the Company and the Holder hereby agree as follows:

     1.   CREATION OF SECURITY INTEREST

     Company hereby grants to Holder a security interest in and lien upon the property described in Section 2 of this Agreement (the "Collateral") to secure performance and payment of all of the Company's obligations under the Note. Concurrently with the execution and delivery of this Agreement by the Company, as may be necessary and to the extent requested by Holder, the Company shall execute and deliver to Holder or Holder's Agent financing statements and such other documents requested or required to perfect and establish the priority of the liens granted to Holder hereby.

     2.   COLLATERAL

     As collateral for the Note, the Company hereby assigns and grants to Holder a second-priority lien (subordinate to the interests of Wells Fargo Bank, National Association) and security interest in the collateral described in Exhibit A attached hereto.
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     3.   COMPANY'S REPRESENTATIONS AND WARRANTIES

     Company hereby represents and warrants to Holder as follows:

          (a) Corporate Power. The Company has all the requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.


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          (b)  Authorization.  All  corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder has been obtained. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. This Agreement will not violate any preemptive rights or rights of first refusal granted by the Company.

          (c) Clear Title To Collateral. The Company is the sole owner of the Collateral, having good and marketable title thereto, free and clear of any and all liens, encumbrances, claims, or rights of others created by any acts or omissions of Company, except for the security interest granted to Holder.

          (d) Priority of Lien. This Agreement constitutes a valid and continuing lien on and security interest in the Collateral in favor of Holder, prior to all other liens, encumbrances, security interests and rights of others except Wells Fargo Bank, National Association arising from any acts or omissions of Company, and is enforceable as such as against creditors of and purchasers from Company.

     4.   EVENTS OF DEFAULT

     The following events are Events of Default:

          (a) Failure to Pay. The Company does not pay when due any amount due under the Note or the Company otherwise materially breaches the provisions thereof.

          (b) Limitations Regarding Collateral. The Company sells, transfers, leases or otherwise disposes of any of the Collateral, or attempts, offers or contracts to do so, or the Company creates, permits or suffers to exist any lien, security interest, encumbrance, claim or right in or to the Collateral other than those agreed to in advance by Holder (the "Other Encumbrances"). Company will, at Company's sole expense, defend the Collateral against and take such other action as is necessary to remove such Other Encumbrances and defend the right, title and interest of Holder in and to any of Company's rights to the Collateral, including without limitation any proceeds and products thereof, against the claims and demands of all persons.

          (c) Misrepresentation. Any representation or warranty made by the Company herein or in the Note that proves to be untrue in any material respect, or any representation, statement (including Financial Statements), certificate or data furnished or made by the Company (or any officer, accountant or attorney of the Company) hereunder or under the Note proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified.


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          (d)  Opportunity  to  Cure.   Any  Event  of Default described in this
     Section 4 that is capable of being cured may be cured by the Company within ten (10) calendar days after notice by Holder, which notice to Company shall be in writing.

     5.   HOLDER'S RIGHTS

          (a) Rights of Holder Upon Default. If there is an Event of Default which the Company fails to cure within any applicable cure period, the Holder may, at its option and at any time thereafter do the following: (1) declare the entire aggregate amount of the Note then outstanding and the interest and other fees and expenses accrued thereon to be immediately due and payable without notice and without presentment, demand, protest, notice of protest, or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Company; (2) require Company to assemble the Collateral, including any books and records pertaining to the Collateral, and make them available to Holder at a place designated by Holder; (3) notify any account of the Company, any buyers of the Collateral, and any other person who shares Holder's interest in the Collateral; (4) request confirmation of the status of any account of the Company upon which the account Company is obligated; (5) require Company to obtain Holder's prior written consent to any sale, agreement to sell, or other disposition of any Collateral; or (6) remedy any default or waive any default without waiving the default remedies and without waiving any other prior or subsequent default.

          (b)  Rights  Under  Uniform  Commercial Code.  Without limiting any of
     Holder's rights and remedies under this Agreement, Holder may enforce the security interests and other liens given hereunder, and under the Note and documents referred to herein or contemplated hereby, pursuant to the applicable Uniform Commercial Code and any other applicable law including all legal and equitable remedies available to lenders generally.

          (c) Payments of Taxes and Insurance. If Company fails to pay any taxes, assessments, insurance premiums, or other amounts due to third parties as required by Company on the Collateral, Holder may in its discretion, and without prior notice to Company, make any such payment. Any payments made by Holder under this paragraph shall not constitute (i) an agreement by Holder to make similar payments in the future, or (ii) a waiver by Holder of any Event of Default under this Agreement. Holder need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

          (d) Rights and Remedies are Cumulative. All rights and remedies provided herein are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.


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     6.   ADDITIONAL PROVISIONS

          (a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

     If to the Company:            American Residential Funding, Inc.
                                   3200 Bristol Street, Suite 700
                                   Costa Mesa, CA  92626
                                   Attn:  President
                                   Facsimile No.:  (714) 424-0389

     If to Holder:                 Amres Holding, Inc.
                                   3200 Bristol Street, Suite 700
                                   Costa Mesa, CA  92626
                                   Attn:  President
                                   Facsimile No.:  (714) 424-0389

          or at such other address as the Company or Holder may designate by ten
     (10) days advance written notice to the other Party hereto.

          (b) No Waiver; Cumulative Remedies. Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Holder. A waiver by Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which Holder would otherwise have had on any future occasion. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

          (c) Successors and Assigns. All covenants and agreements herein contained by or on behalf of the Company shall bind its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Company may not assign this Agreement or any instruments or documents executed in connection herewith or any of their respective rights hereunder without the prior written consent of the Holder. Holder may transfer, pledge, hypothecate, or assign this Agreement in its sole discretion.

          (d) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Orange County, California.


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          (e)  Severability.  In  the  event  any  one or more of the provisions contained in this Agreement, the Note, or in any other instrument or document referred to herein or executed in connection with or as security for the Note, shall, for any reason, be held to be invalid, illegal or unenforceable, such provision(s) shall not affect any other provision of this Agreement, the Note, or any other instrument or document referred to herein or executed in connection with or as security for the Note.

          (f) Defined Terms. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the applicable Uniform Commercial Code are used with the meanings as therein defined.

          (g) Entire Agreement. This Agreement, along with the Note, constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. This
     Agreement may not be modified or amended except by a written instrument duly executed by all of the Parties.

          (h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (i) Expenses and Fees. The Company agrees to pay or reimburse Holder and Holder's Agent for any and all costs and expenses (including attorneys' fees and expenses) that may be incurred by Holder or Holder's Agent in any effort to enforce any of the provisions of this Agreement or any of the obligations of the Company in respect of any of the collateral described herein or in connection with the preservation of the liens granted hereunder, or the rights of the Holder or Holder's Agent, under this Agreement.

     [remainder of page intentionally left blank; signature page to follow]

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     IN WITNESS WHEREOF, the Parties have executed this Security Agreement as of the  date  first  written  above.


"COMPANY"                               "HOLDERS"

American Residential Funding, Inc.,     Amres Holding, LLC
a Nevada corporation                    a Nevada limited liability company


  /s/  Vincent Rinehart                 /s/  Vincent Rinehart
-----------------------------------     ----------------------------------
By:  Vincent Rinehart                   By:  Vincent Rinehart
Its:  President                         Its:  Managing Member


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                                    EXHIBIT A

                                   Collateral


     Per Section 2 of the Agreement, the Collateral includes (i) all of the Company's equipment, machinery, vehicles, furniture, tools, dies, jigs, and fixtures, and all attachments, accessions and equipment now or hereafter affixed thereto or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired (the "Equipment"); (ii) all of the Company's raw materials, work in process, finished goods, and all other inventory (as defined in the Uniform Commercial Code) of whatsoever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all of the Company's right, title and interest therein and thereto, wherever located, whether now owned or hereafter acquired (the "Inventory"); (iii) all of the Company's present and future cash, assets, accounts, account receivables, notes, contract rights, chattel paper, checks, drafts, documents, instruments, trademarks, trade names, service names and general intangibles, whether now owned or hereafter acquired, the Company's interest in the goods represented thereby or described in copies of invoices delivered to the Company; all returned, reclaimed or repossessed goods with respect thereto; all rights and remedies of Company under or in connection with such collateral (the "Accounts"); (iv) all of the Company's customers lists, all documents containing names, addresses, telephone numbers, and other information regarding the Company's customers and subscribers (the "Customer Accounts") (v) all of the Company's books, records and other property and general intangibles at any time relating to the Equipment, Inventory, Accounts, and Customer Accounts; and (vi) all products and proceeds of the foregoing, in any form, including without limitation, any claims against third parties for loss or damage to or destruction of any or all of the Equipment, Inventory, Accounts, and Customer Accounts (the "Proceeds").


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